EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements of Superconductor Technologies, Inc. on Form S-8 (File Nos. 333-50137, 333-90293, 333-56606, 333-89184, 333-102147, 333-105193, 333-106594 and 333-126121) and the Registration Statements on Form S-3 (File Nos. 333-65035, 333-48540, 333-71958, 333-84914, 333-99033, 333-102186, 333-106589, 333-111818, 333-117107 and 333-148115) of our report dated March 16, 2010 (which report expresses an unqualified opinion and includes an explanatory paragraph raising substantial doubt about the Company’s ability to continue as a going concern) relating to the consolidated financial statements and financial statement schedule, as of December 31, 2009 and for the year then ended, which report is included in this Annual Report on Form 10-K of Superconductor Technologies, Inc. for the year ended December 31, 2011.

/s/ Stonefield Josephson, Inc.

Los Angeles, California
March 30, 2012